UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 24, 2018

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of 1st Constitution Bancorp (the “Company”) was held on Thursday, May 24, 2018.

At the Annual Meeting, each of Charles S. Crow, III, J. Lynne Cannon, Carmen M. Penta and William J. Barrett was elected as a Class I director of the Company to serve a term of three years to expire at the 2021 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.  The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Charles S. Crow, III	4,671,385	498,152	2,062,770
J. Lynne Cannon	4,787,072	382,465	2,062,770
Carmen M. Penta	5,082,228	87,309	2,062,770
William J. Barrett	5,081,574	87,963	2,062,770

Directors whose term of office continued following the meeting were Robert F. Mangano, James G. Aaron, Antonio L. Cruz, William M. Rue, Edwin J. Pisani and Roy D. Tartaglia.

An advisory (non-binding) vote on executive compensation was taken at the Annual Meeting. The proposal was approved by the shareholders, with 3,641,523 shares voting in favor of the proposal and 1,164,104 shares voting against the proposal.  There were 363,910 abstentions and 2,062,770 broker non-votes.

A vote of the shareholders was taken at the Annual Meeting to approve a proposal to ratify the selection of BDO USA LLP as the independent registered public accounting firm of the Company for the Company’s 2018 fiscal year.  The proposal was approved by the shareholders, with 7,095,572 shares voting in favor of the proposal and 129,911 shares voting against the proposal.  There were 6,824 abstentions and there were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: May 24, 2018	By:	/s/ Robert F. Mangano
Name: Robert F. Mangano
Title: President and Chief Executive Officer